Exhibit 4.6

FIRST AMENDMENT TO
18.0% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
OF
SANUWAVE HEALTH, INC.

This FIRST AMENDMENT TO 18.0% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “First Amendment”) is made and entered into as of the date last written on the signature page hereto, by and between the note holder listed on the signature page hereto (the “Holder”) and SANUWAVE Health, Inc., a Nevada corporation (the “Company”).

RECITALS:

WHEREAS, the parties hereto have previously entered into an 18.0% Senior Secured Convertible Promissory Note of the Company (the “Senior Secured Note”);

WHEREAS, the Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission to raise up to $6,000,000 through a public offering of its securities on a best efforts basis (the “Public Offering”); and

WHEREAS, the parties hereto wish to amend the terms of the Senior Secured Note, as described herein, to include the Public Offering as a “Qualified Financing” as defined in the Senior Secured Notes, such that the Senior Secured Note automatically converts to common stock, $0.001 par value of the Company, upon a successful sale in a registered offering (including the Public Offering) resulting in net proceeds to the Company of at least $4,000,000.

NOW, THEREFORE, the parties do hereby agree that the Senior Secured Note be amended as follows:

1.           Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Senior Secured Note.

2.           Acknowledgment and Acceptance of Change in Definition. By entry into this First Amendment, the Holder is hereby acknowledging and accepting the change to the definition of a Qualified Financing in the Senior Secured Note to include a registered public offering of the Company’s securities (including the Public Offering).

3.           Amendment to Definition of a Qualified Financing in Section 1 of the Senior Secured Note. The Senior Secured Note is hereby amended by deleting the definition of “Qualified Financing” contained in Section 1 of the Senior Secured Note, and replacing it, in its entirety, with the following:

“Qualified Financing” shall mean a consummated sale of the Company’s Common Stock (including a public offering and/or a private placement) resulting in gross proceeds to the Company of not less than Four Million Dollars ($4,000,000) in the aggregate or the combination of a sale of the Company’s Common Stock (including a public offering and/or a private placement) and a consummation of a license of the Company’s technology and/or a royalty agreement for the Company’s technology in which the Company receives in total upfront cash payments of not less than Four Million Dollars ($4,000,000) in the aggregate.

5.           Remaining Terms Unaffected.  Except for the amendment to the Senior Secured Note set forth herein, all other provisions of the Senior Secured Note shall remain in full force and effect and are incorporated herein as if fully set forth herein.

6.           Entire Agreement. The Senior Secured Note and this First Amendment constitute the entire agreement of the parties hereto with respect to the subject matter contained herein and may not be amended or modified except in a writing signed by all parties hereto. All prior understandings and agreements between the parties hereto with respect to the subject matter contained herein are merged in the Senior Secured Note and this First Amendment, which together fully and completely express the parties’ understanding.

7.           Parties in Interest. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.           Counterparts. This First Amendment may be executed in multiple counterparts, all of which taken together shall constitute one and the same instrument.

9.           Governing Law. The interpretation and construction of this First Amendment, and all matters relating thereto, shall be governed by the internal laws of the State of Georgia, without giving effect to the principles of conflicts of laws.

 [Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date last written below.

SANUWAVE HEALTH, INC.

Name:

Title:

SUBSCRIBER

Name:

Date:

First Amendment to 18.0% Senior Secured Convertible Promissory Note